EXHIBIT 3.2

                            BY-LAWS OF IMProCOM, INC.

                              ARTICLES 1 - OFFICES


OFFICES.

1. The principal office of the Corporation in the State of Nevada shall be located in the City of CARSON CITY, County of Carson City. The Corporation may have other such offices, either within or without the State of Incorporation, as the Board of Directors may designated, or as the business of the Corporation may, from time to time, require.

2. As expressly required by Nevada Domestic and Foreign Corporation Laws (78.105), copies of articles, by laws and duplicate stock ledgers or statements are kept at the Corporation's principal offices.

3. The right to inspect the stock ledger by authorized stockholders of record, or other persons, may be denied to such stockholder or other person upon his refusal to furnish to the corporation an affidavit that such inspection is not desired for a purpose which is in the interest of a business or object other than the business of the Corporation, and that he has not, at any time, sold, or offered for sale, any list of stockholders of any domestic or foreign corporation, or aided or abetted any person in procuring any such record of stockholders for any such purpose.


                            ARTICLE II - STOCKHOLDERS

1.       ANNUAL MEETING (As amended at BOD Meeting 12 04 89).

         The annual meeting of the stockholders shall be held on the first Wednesday in February next following the end of the fiscal year in each year, beginning with the fiscal year ending on September 30, 1989, at the hour of 9:00 o'clock A.M., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

2.       PLACE OF MEETINGS.

         All meetings of the shareholders shall be held at the principal offices of the corporation, or at such other place, either within or without the State of Nevada, as shall be designated in the notice of the meeting or agreed upon by a majority of the shareholders entitled to vote thereat.





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3.       SUBSTITUTE ANNUAL MEETING.

         If the annual meeting shall not be held on the day designated by these By-Laws, a substitute meeting may be called in accordance with the provisions of Sec. 4 of this Article. A meeting so called shall be designated and treated, for all purposes, as the annual meeting.

4.       SPECIAL MEETINGS.

         Special Meetings of the shareholders may be called at any time by the President, Secretary, or by any two members of the Board of Directors of the Corporation, or by any shareholder, pursuant to the written request of the holders of not less than ten per cent (10%) of all the shares entitled to vote at the meeting.

5.       NOTICE OF MEETING (As amended at BOD M'tng, 12 22 87).

         Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, as expressly required by the provisions of the Nevada Domestic and Foreign Corporation Laws, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

         When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days, in any one adjournment, it is not necessary to give any announcement at the meeting at which the adjournment is taken.

6.       CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

         For the purposes of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or in order to make a determination of stockholders for any other proper purpose, the directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days.

         If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least 10 days immediately preceding such meeting.






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In lieu of closing the stock transfer books, the directors may fix in advance, a date as the record date for any such determination of stockholders, such date, in any case, to be not more than sixty (60) days and, in case of a meetings of stockholders, not less than thirty (30) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date if fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed, or the date on which the resolution of the directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made, as provided in this section, such determination shall apply to any adjournment thereof.

7.       VOTING LISTS.

         The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the corporation, and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at the meeting of stockholders.

8.       QUORUM.

         A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

9.       PROXIES.

         1. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact.



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Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

         2. In the event that any such instrument in writing shall designate; two or more persons to act as proxies; a majority of such persons present at the meeting; or, if only one shall be present, then that one shall have and may exercise all of the powers conferred upon all of the persons so designated, unless the instrument shall otherwise provide.

         3. No such proxy shall be valid after expiration of six (6) months from date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which, in no case, shall exceed seven (7) years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it, or a duly executed proxy bearing a later date is filed with the secretary of the corporation.

10.      VOTING OF SHARES.

         1. Each stockholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation and these by-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholders.

         2. Upon the demand of thirty percent (30%) of the stockholders at the meeting, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation, or by the laws of the State of Nevada.

11.      ORDER OF BUSINESS.

         The order of business at all meetings of the stockholders shall be as follows:

         1.       Roll Call.
         2.       Proof of notice of meeting or waiver of notice.
         3.       Reading of minutes or preceding meeting.
         4.       Reports of Officers.
         5.       Reports of Committees.
         6.       Election of Directors.
         7.       Unfinished Business.
         8.       New Business.

12.      INFORMAL ACTION BY STOCKHOLDERS.  (As amended BOD M'tng 11 30 89)



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         Unless otherwise  provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting powers, provided;

         That if any greater proportion of voting power is required for such action at a meeting, then such greater proportion of written consents shall be required. Such consents shall be in writing, setting forth the actions so taken, and shall be filed with the Secretary of the Corporation to be kept in the corporate minute book.

13.      RIGHTS OF STOCKHOLDERS TO INSPECT AND AUDIT FINANCIAL RECORDS.

         Any stockholder of record who owns not less than fifteen percent (15%) of all of the issued and outstanding shares of the stock of the corporation, upon at least five days written demand, is entitled to inspect the books of accounts and all financial records of the corporation during normal business hours, subject to the State of Nevada Domestic and Foreign Corporation Laws described in NRS 78.257, et al.


                        ARTICLE III - BOARD OF DIRECTORS

1.       NUMBER, TENURE AND QUALIFICATIONS.

                               Amended at Shareholder's Annual Meeting 02/20/91.
                               -------------------------------------------------

         There shall be five (5) members on the Board of Directors of the Corporation. Directors need not be residents of the State of Nevada or shareholders of the Corporation. In the event that less than this number are named as the initial members of the Board of Directors, the initial members of the Board of Directors shall have the authority and power to elect additional members of the Board of Directors not to exceed the above number. The initial members of the Board of Directors and the additional members elected by them shall have the same power and authority to act as though elected by the Shareholders of the Corporation, and shall serve until the first annual meeting of the shareholders or until their successors are elected and are qualified.

         Each  Director   shall  hold  office  until  his  death,   resignation,
retirement,  removal,   disqualification,   or  his  successor  is  elected  and
qualified.

2.       GENERAL POWERS.

         The business and affairs of the corporation shall be managed by the Board of Directors or by such Executive Committees as the Board of Directors



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may establish pursuant to these By-Laws.  The Directors shall, in all cases, act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these By-Laws, and the laws of the State of Nevada.

3.       REGULAR MEETINGS.

         A regular meeting of the directors shall be held, without other notice than this by-law, immediately after, and at the same place as, the annual meeting of stockholders. The directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

4.       SPECIAL MEETINGS.

         Special meetings of the directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the directors may fix the place and/or method for holding any special meeting of the directors, including available telecommunications devices. Such meetings may be held within or without of the State of Nevada.

5.       NOTICE OF MEETINGS.

         No notice of regular meetings of the Board of Directors on the date fixed for the annual regular meeting of the Shareholders shall be necessary.

         The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by the usual means of communication. Such notice need not specify the purpose for which the meeting is called. If notice has not being given otherwise, all notice requirements shall be deemed fully met if mailed to the last address appearing upon the records of the Secretary.

         Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called.

6.       QUORUM.

         At any meeting of the Directors, not less than two (2) shall constitute a quorum for the transaction of business.

         The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.




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7.       ELECTION OF DIRECTORS.

         Except as provided in Section 1 of this Article, the Directors shall be elected at the annual meeting of the Shareholders; and those persons who receive the highest number of votes shall be deemed to have been elected.

         If thirty (30) percent of the shareholders entitled to vote so demands, election of Directors shall be by ballot.

         Every shareholder entitled to vote at an election of Directors shall have the right to vote the number of shares standing of record in his name for as many persons as there are Directors to be elected, and for whose election he has a right to vote. No shareholder or proxy holder may vote cumulatively.

8.       CHAIRMAN.

         There may be Chairman of the said Board of Directors elected by the Directors from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.

9.       EXECUTIVE AND OTHER COMMITTEES.

         The Board of Directors, by resolution, may designate from among its members an Executive Committee, and other committees, each consisting of one or more directors. Each such committee shall serve at the pleasure of the Board. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

10.      NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

         Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason, except the removal of Directors without cause, may be filled by a vote of a majority of the Directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of the Directors without cause shall be filled by vote of the stockholders. A Director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

11.      REMOVAL OF DIRECTORS.

         Any or all of the Directors may be removed for cause by vote of the stockholders or by action of the Board. Directors may be removed without cause only by vote of the stockholders.



                                      -8-


12.      RESIGNATION.

         A Director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

13.      COMPENSATION.

         No compensation shall be paid to Directors, as such, for their services, but by resolution of the Board, a fixed sum and expenses for actual attendance at each regular or special meeting of the Board may be authorized. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

14.      PRESUMPTION OF ASSENT.

         A Director of the Corporation who is present at a meeting of the Directors at which action on any corporate mater is taken, shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such actions.

15.      INFORMAL ACTION BY DIRECTORS.

         Action taken by a majority of the Directors of Executive Committee without a meeting is, nevertheless, Board or Committee action if written consent to the action in question is signed by all the Directors or members of the Executive Committee and filed with the minutes of the proceedings of the Board or Committee whether done before or after the action so taken.


                              ARTICLE IV - OFFICERS

1.       NUMBER.

         The Officers of the Corporations shall be a President, a Vice-President, a Secretary and a Treasurer, each of whom shall be elected by the Directors. Such other Officers and Assistant Officers, as may be deemed necessary, may be elected or appointment by the Directors. Any person may hold two or more offices.

2.       ELECTION AND TERM OFFICE.



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         The Officers of the Corporation to be elected by the Directors shall be elected annually at the first meeting of the Directors held after such meeting of the stockholders. Each Officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

3.       REMOVAL.

         Any Officer, or Agent elected or appointed by the Directors may be removed by the Directors whenever, in their judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.       VACANCIES.

         A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Directors for the unexpired portion of the term.

5.       PRESIDENT.

         The President shall be the principal executive officer of the Corporation and, subject to the control of the Directors shall, in general, supervise and control all of the business and affairs of the Corporation. The President shall, when resent, preside at all meetings of the stockholders and of the Directors. He may sign, with the Secretary or any other proper Officer of the Corporation thereunto authorized by the Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Directors or by these by-laws to some other office or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and, in general, shall perform all the duties incident to the office of president and such other duties as may be prescribed by the Directors, from time to time.

6.       VICE-PRESIDENT.

         In the absence of the President or in event of his death, inability or refusal to act, the Vice-President shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to, all the restrictions upon the President. The Vice-President shall perform such other duties as, from time to time, may be assigned to him by the President, or by the Directors.

7.       SECRETARY.



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         The  Secretary  shall:  keep the minutes of the  Stockholders'  and the
Directors' meetings in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these by-laws; or, as required, be custodian of the Corporate records and of the Seal of the Corporation and keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; have general charge of the stock transfer books of the Corporation and, in general perform all duties incident to the Office of Secretary and such other duties as, from time to time, may be assigned to him by the President, or by the Directors.

8.       TREASURER.

         The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these by-laws and, in general, perform all of the duties incident to the Office of Treasurer and such other duties as, from time to time, may be assigned to him by the President or by the Directors. If required by the Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Directors shall determine.

9.       ASSISTANT SECRETARIES AND TREASURERS.

         The Assistant Secretaries and Treasurers, when authorized by the Board of Directors, shall, in the absence or disability of the Secretary or the Treasurer, respectively perform the duties and exercise the powers of those offices, and they shall, in general, perform such duties as shall be assigned them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors or the Executive Committee.

10.      SALARIES.

         The salaries of the Officers shall be fixed, from time to time, by the Directors, and no Officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.


                          ARTICLE V - AUTHORIZATION FOR
                  EXECUTING CONTRACTS AND OTHER WRITTEN MATTERS

1.       CONTRACTS.

         The Board of Directors may authorize any Officer or Officers, Agent or Agents, to enter into any contract or execute and deliver any instrument in the




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name of and on behalf of the  Corporation,  and such authority may be general or confined to specific instances.

2.       LOANS.

         No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Directors. Such authority may be general or confined to specific instances.

3.       CHECKS, DRAFTS, ETC.

         All checks, drafts or other offers for the payment of money, notes or such evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall, from time to time, be determined by resolution of the Directors.

4.       DEPOSITS.

         All funds of the Corporation, not otherwise employed, shall be deposited, from time to time, to the credit of the Corporation in such banks, trust companies or other depositories as the Directors may select.


             ARTICLE VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER

1. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Directors. Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the Directors.

2. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue shall be entered on the stock transfer book of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such a terms and indemnity to the Corporation as the Directors may prescribe.

3. LOST CERTIFICATES. The Board of Directors or Executive Committee may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact form the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board of Directors or Executive Committee may require the claimant to give the Corporation a bond in such sum as it may



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direct to indemnify the corporation  against loss from any claim with respect to the  certificate  claimed  to have  been  lost or  destroyed;  or the  board  of
Directors  or  Executive   Committee  may,  by  resolution   reciting  that  the
circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond.


                            ARTICLE VII - FISCAL YEAR

         The fiscal year of the Corporation shall begin on the first day of October in each year.


                            ARTICLE VIII - DIVIDENDS

         The Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and condition provided by law.


                                ARTICLE IX - SEAL

         The Directors shall provide a Corporation Seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the State of Incorporation, and the words, "Corporate Seal".



                                      -13-



                           ARTICLE X - INDEMNIFICATION

         The Corporation shall indemnify any Director, Officer, or employee, or former Director, Officer, or employee of the Corporation, or any person who may have served, at its request, as a Director, Officer, or employee of another Corporation in which it owns shares of capital stock, or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of being or having been such Director, Officer, or employee, if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful except in relation to matters as to which he shall be adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court, in which such action or suit was brought, determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper, including: attorneys fees actually and reasonably incurred by him in such defense, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him.

         Such rights of indemnification and reimbursement shall not be deemed exclusive of any other right to which such Director, Officer, or employee may be entitled under any by-laws, agreement, vote of shareholders, or otherwise.

         The Corporation may purchase and maintain insurance on behalf of any person who is, or was, Director, officer, employee or agent of the Corporation or who is, or was, serving at the request of the Corporation as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under provisions of this Article.


                          ARTICLE XI - WAIVER OF NOTICE




                                      -14-


         Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or Director of the Corporation under the provisions of these by-laws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                            ARTICLE XII - AMENDMENTS

         Except as otherwise provided herein, these by-laws may be altered, amended or repealed and new by-laws may be adopted by the affirmative vote of the majority of the Directors then holding office at any regular or special meeting of the Board of Directors.

         The Board of Directors shall have no power to adopt a bylaw (1) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders, or more than a majority of the votes cast, except where higher percentages are required by law; (2) providing for the management of the corporation otherwise than by the Board of Directors or its Executive Committee;
(3) increasing or decreasing the number of Directors  except as herein provided;
(4) classifying and staggering the election of the Directors.